Exhibit 99.1

JILIN HENGCHANG AGRICULTURE
DEVELOPMENT CO. LTD AND AFFILIATE

COMBINED FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 2010 and 2009
(Unaudited)

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD AND AFFILIATE
INDEX TO UNAUDITED COMBINED FINANCIAL STATEMENTS
September 30, 2010

CONTENTS
Combined Financial Statements:

Combined Balance Sheets - As of September 30, 2010 (Unaudited) and December 31, 2009	F-2

Combined Statements of Income and Comprehensive Income (Unaudited) - For the nine months ended September 30, 2010 and 2009	F-3

Combined Statements of Cash Flows (Unaudited) – For the nine months ended September 30, 2010 and 2009	F-4

Notes to Unaudited Combined Financial Statements	F-5 to F-17

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD. AND AFFILIATE
COMBINED BALANCE SHEETS

	September 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$11,989,342	$4,783,680
Restricted cash	108	105
Accounts receivable	1,824,855	9,262,022
Prepaid taxes	—	812,740
Inventories	2,171,303	10,163,853
Prepaid expenses and other assets	445,318	19,103

Total Current Assets	16,430,926	25,041,503

PROPERTY AND EQUIPMENT - net	8,534,032	6,578,015

OTHER ASSETS:
Loans receivable	5,971,843	17,551,044
Land use rights, net	2,710,024	2,460,879

Total Other Assets	8,681,867	20,011,923

Total Assets	$33,646,825	$51,631,441

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Loan payable, current portion	$1,492,961	$—
Accounts payable	371,419	47,854
Advances from customers	1,270,742	27,156,074
Other payable	110,573	117,251
Due to related parties	6,212,657	3,022,290
Taxes payable	512,535	—

Total Current Liabilities	9,970,887	30,343,469

LOAN PAYABLE, net of current portion	1,492,960	1,462,587

Total Liabilities	11,463,847	31,806,056

SHAREHOLDERS' EQUITY:
Registered capital	802,589	802,589
Additional paid-in capital	4,818,550	4,818,550
Retained earnings	15,478,494	13,566,388
Statutory reserves	342,957	342,957
Accumulated other comprehensive income - cumulative foreign currency translation adjustment	740,388	294,901

Total Shareholders' Equity	22,182,978	19,825,385

Total Liabilities and Shareholders' Equity	$33,646,825	$51,631,441

See notes to unaudited combined financial statements

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD.  AND AFFILIATE
COMBINED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Nine Months Ended September 30,
	2010	2009
	(Unaudited)	(Unaudited)

REVENUES	$44,218,895	$27,387,994

COST OF REVENUES	39,302,474	24,498,750

GROSS PROFIT	4,916,421	2,889,244

OPERATING EXPENSES:
Selling	2,534,961	468,042
General and administrative	372,244	171,163

Total Operating Expenses	2,907,205	639,205

INCOME FROM OPERATIONS	2,009,216	2,250,039

OTHER INCOME (EXPENSE):
Interest income	420	1,854
Interest expense	(101,097)	(133,828)
Other income	3,567	11,576
Other expense	—	(2,697)

Total Other Income (Expense)	(97,110)	(123,095)

NET INCOME	$1,912,106	$2,126,944

COMPREHENSIVE INCOME:
NET INCOME	$1,912,106	$2,126,944

OTHER COMPREHENSIVE INCOME:
Unrealized foreign currency translation gain	445,486	10,541

COMPREHENSIVE INCOME	$2,357,592	$2,137,485

See notes to unaudited combined financial statements

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD. AND AFFILIATE
COMBINED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,
	2010	2009
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,912,106	$2,126,944
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	320,976	93,343
Amortization of land use rights	52,331	3,882
Changes in assets and liabilities:
Restricted cash	-	1,039
Accounts receivable	7,497,100	(9,223,328)
Prepaid Tax	815,220	816,086
Inventories	8,061,248	3,739,156
Prepaid and other current assets	(418,427)	(4,454,707)
Advances to suppliers	-	25,749
Accounts payable	316,972	33,226
Other payable	(8,958)	40,250
VAT and service taxes payable	503,640	-
Advances from customers	(25,990,252)	16,359,338

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(6,938,044)	9,560,978

CASH FLOWS FROM INVESTING ACTIVITIES:
Receipt from collection of loans receivable	17,604,600	2,338,323
Increase in loans receivable	(5,868,200)	-
Purchase of property and equipment	(105,770)	(344,718)
Purchase of land use rights	(246,934)	(11,587)

NET CASH PROVIDED BY INVESTING ACTIVITIES	11,383,696	1,982,018

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable	1,467,050	9,389,829
Payments on loans payable		(9,389,829)
Proceeds from due to related parties	1,070,284	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,537,334	-

EFFECT OF EXCHANGE RATE ON CASH	222,676	10,123

NET INCREASE IN CASH	7,205,662	11,553,119

CASH - beginning of year	4,783,680	755,131

CASH - end of period	$11,989,342	$12,308,250

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$101,097	$133,828
Income taxes	$-	$-

Non-cash investing and financing activities:
Cash paid by related for construction in progress	$2,003,040	$-

See notes to unaudited combined financial statements

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD AND AFFILIATE
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
September 30, 2010 and 2009

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Jilin Hengchang Agriculture Development Co., Ltd. (“Hengchang Agriculture”) is a Chinese limited liability company and was formed under laws of the People’s Republic of China (the “PRC”) on September 9, 2004 under the name of Jilin Hengchang Foodstuff Purchasing and Storage Co. Ltd. (“Hengchang Purchasing”) with registered capital of RMB 5,0000,000 (approximately $729,000). On August 12, 2010, pursuant to the Limited Liability Corporation Modification Registration Application filed with the Siping City Administration for Industry & Commerce, Hengchang Purchasing’s name was changed to Hengchang Agriculture.  Hengchang Agriculture is primarily engaged in the business of development, purchasing and distribution of agricultural products including corn, soybean, and corn seeds.

Jilin Hengjiu Grain Purchase and Storage Co., Ltd. (“Hengjiu”) is a PRC Limited Liability Company formed under laws of the PRC on August 10, 2009 with a registered capital of RMB 1,000,000 (approximately $146,000).  Hengjiu currently is a development stage company and has yet to register with the State tax bureau. Hengjiu does not conduct any substantive operations of its own.

Hengchang Agriculture’s Chairman of the Board of Directors and 52% majority shareholder, Mr. Wei Yushan is also Hengjiu’s Chairman of the Board of Directors and principal shareholder. Almost all of Hengjiu’s assets are used in Hengchang’s business operations and controlled and managed by Mr. Wei. As a result, Hengchang Agriculture and Hengjiu are under common control.  Hengchang Agriculture and Hengjiu are collectively referred to as the “Company”.

Basis of presentation

Management acknowledges its responsibility for the preparation of the accompanying financial statements which reflect all adjustments, consisting of normal recurring adjustments, considered necessary in its opinion for a fair statement of its financial position and the results of its operations for the interim periods presented. The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). This basis differs from that used in the statutory accounts of our subsidiaries in China, which were prepared in accordance with the accounting principles and relevant financial regulations applicable to enterprises in the PRC. All necessary adjustments have been made to present the financial statements in accordance with U.S. GAAP. These financial statements should be read in conjunction with the summary of significant accounting policies and notes to financial statements for the year ended December 31, 2009.

The accompanying unaudited financial statements for the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (the “U.S.”) for interim financial information and with the instructions to Form 10-Q and Article 8-03 of Regulation S-X. Operating results for interim periods are not necessarily indicative of results that may be expected for the fiscal year as a whole.

The Company’s combined financial statements include the accounts of its affiliate, Hengjiu, which is under common control with Hengchang Agriculture. All significant intercompany accounts and transactions have been eliminated in combination.

Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and the related disclosures at the date of the financial statements and during the reporting period. Actual results could materially differ from these estimates.

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD AND AFFILIATE
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
September 30, 2010 and 2009

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair value of financial instruments

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts receivable, accounts payable and accrued expenses, and amounts due to related parties approximate their fair market value based on the short-term maturity of these instruments. The Company did not identify any non-financial assets or liabilities that are required to be presented on the combined balance sheets at fair value in accordance with the accounting guidance.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Cash and cash equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less and money market accounts to be cash equivalents. The Company maintains cash and cash equivalents with various financial institutions in the PRC. Balances in banks in the PRC are uninsured.

Concentrations of credit risk

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC's economy. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. All of the Company’s cash is maintained with state-owned banks within the PRC of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts. A significant portion of the Company's sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms.  The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD AND AFFILIATE
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
September 30, 2010 and 2009

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts receivable

Accounts receivable are presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customer’s historical payment history, its current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection. At September 30, 2010 and December 31, 2009, the Company does not, based on a review of its outstanding balances, have an allowance for doubtful accounts.

Inventories

Inventories, consisting of raw materials and finished goods, which primarily consists of corn are stated at the lower of cost or market utilizing the weighted average method. An allowance is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected market value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the market value. The Company does not have any inventory reserve at September 30, 2010 and December 31, 2009.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Additions and major replacements and improvements to plant and equipment accounts are recorded at cost. The cost of repairs and maintenance is expensed as incurred.  When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. Included in property and equipment is construction-in-progress which consists of leasehold improvements and equipment  pending installation and includes the costs of construction and installation and any interest charges arising from borrowings used to finance these assets during the period of construction or installation. No provision for depreciation is made on construction-in-progress until such time as the relevant assets are completed and ready for their intended use. Depreciation is computed using the straight-line method (after taking into account their respective estimated residual value) over the estimated useful lives of the assets. The estimated useful lives of the assets are as follows:

	Useful Life	Residual
Buildings and building improvements	8 – 20 Years	5%
Manufacturing equipment	5 – 10 Years	5%
Office equipment and furniture	5 Years	5%
Vehicles	4 -10 Years	5%

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD AND AFFILIATE
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
September 30, 2010 and 2009

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Land use rights, net

All land in the PRC is owned by the PRC government and cannot be sold to any individual or company. The Company has recorded the amounts paid to the PRC government to acquire long-term interests to utilize land underlying the Company’s facilities as land use rights. This type of arrangement is common for the use of land in the PRC. Land use rights are amortized on the straight-line method over the terms of the land use rights.

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not record any impairment charges for the nine months ended September 30, 2010 and 2009.

Income taxes

The Company is governed by the Income Tax Law of the People’s Republic of China.  The Company accounts for income taxes using the liability method prescribed by ASC 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

Pursuant to accounting standards related to the accounting for uncertainty in income taxes, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. The accounting standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition.

Advances from customers

Advances from customers consist of prepayments from customers for merchandise that had not yet been shipped. The Company recognizes the deposits as revenue as customers take delivery of the goods, in accordance with its revenue recognition policy.  At September 30, 2010 and December 31, 2009, advances from customers amount to $1,270,742 and $27,156,074 respectively.

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD AND AFFILIATE
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
September 30, 2010 and 2009

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition

Pursuant to the guidance of ASC Topic 605 and ASC Topic 360, the Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured. The Company derives its revenue primarily from the sale of corn crop, soybean crop and branded corn seeds.

The sales price of product sold is stated in the sales contract and is final and not subject to adjustment. The Company generally does not accept sales returns and does not provide customers with price protection. The Company assesses a customer’s creditworthiness before accepting sales orders. Based on the above, the Company records revenue related to product sales upon delivery of the product to the customers.

Shipping costs

Shipping costs are included in selling expenses and totaled $2,314,292 and $267,384 for the nine months ended September 30, 2010 and 2009, respectively.

Foreign currency translation

The reporting currency of the Company is the U.S. dollar. The functional currency of the Company is the local currency, the Chinese Renminbi (“RMB”). Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income.   Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. All of the Company’s revenue transactions are transacted in the functional currency. The Company does not enter any material transaction in foreign currencies and accordingly, transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

Asset and liability accounts at September 30, 2010 and December 31, 2009 were translated at 6.6981 RMB to $1.00 and at 6.8372 RMB to $1.00, respectively. Equity accounts were stated at their historical rate. The average translation rates applied to the statements of income for the nine months ended September 30, 2010 and 2009 were 6.8164 RMB and 6.8425 RMB to $1.00, respectively. Cash flows from the Company's operations are calculated based upon the local currencies using the average translation rate. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Accumulated other comprehensive income

Comprehensive income is comprised of net income and all changes to the statements of stockholders' equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. For the nine months ended September 30, 2010 and 2009, comprehensive income includes net income and unrealized gains from foreign currency translation adjustments.

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD AND AFFILIATE
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
September 30, 2010 and 2009

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Related parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Recent accounting pronouncements

In October 2009, the FASB issued ASU No. 2009-13, “Multiple-Deliverable Revenue Arrangements.” This ASU establishes the accounting and reporting guidance for arrangements including multiple revenue-generating activities. This ASU provides amendments to the criteria for separating deliverables, measuring and allocating arrangement consideration to one or more units of accounting. The amendments in this ASU also establish a selling price hierarchy for determining the selling price of a deliverable. Significantly enhanced disclosures are also required to provide information about a vendor’s multiple-deliverable revenue arrangements, including information about the nature and terms, significant deliverables, and its performance within arrangements. The amendments also require providing information about the significant judgments made and changes to those judgments and about how the application of the relative selling-price method affects the timing or amount of revenue recognition. The amendments in this ASU are effective prospectively for revenue arrangements entered into or materially modified in the fiscal years beginning on or after June 15, 2010. Early application is permitted. The adoption of this new ASU did not have any material impact on the Company’s financial statements.

In November 2009, the FASB issued an ASU regarding accounting for stock dividends, including distributions to shareholders with components of stock and cash. This ASU clarifies that the stock portion of a distribution to shareholders that contains components of cash and stock and allows shareholders to select their preferred form of the distribution (with a limit on the amount of cash that will be distributed in total) should be considered a stock dividend and included in EPS calculations as a share issuance. The adoption of this guidance did not have a material impact on the Company’s financial statements.

In December 2009, the FASB issued ASU No. 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R). The amendments in this Accounting Standards Update replace the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. An approach that is expected to be primarily qualitative will be more effective for identifying which reporting entity has a controlling financial interest in a variable interest entity. The amendments in this Update also require additional disclosures about a reporting entity’s involvement in variable interest entities, which will enhance the information provided to users of financial statements. The adoption of this ASU did not have a material impact on its financial statements.

In January 2010, the FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The adoption of this ASU did not have a material impact on the Company’s financial statements.

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD AND AFFILIATE
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
September 30, 2010 and 2009

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In January 2010, the FASB issued ASU No. 2010-02 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification. The amendments in this Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity. The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity.  The amendments in this update are effective beginning in the period that an entity adopts SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51.” If an entity has previously adopted SFAS No. 160 as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009. The amendments in this update should be applied retrospectively to the first period that an entity adopted SFAS No. 160. The adoption of this ASU did not have any material impact on the Company’s financial statements.

In January 2010, the FASB issued ASU 2010-06, “Improving Disclosures about Fair Value Measurements”. ASU 2010-06 requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and a higher level of disaggregation for the different types of financial instruments. For the reconciliation of Level 3 fair value measurements, information about purchases, sales, issuances and settlements are presented separately. This standard is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of revised Level 3 disclosure requirements which are effective for interim and annual reporting periods beginning after December 15, 2010. Comparative disclosures are not required in the year of adoption. The Company adopted the provisions of the standard on January 1, 2010, which did not have a material impact on the Company’s financial statements.

In February 2010, the FASB issued ASU 2010-09, Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements.  This amendment addresses both the interaction of the requirements of this Topic with the SEC’s reporting requirements and the intended breadth of the reissuance disclosure provision related to subsequent events (paragraph 855-10-50-4).  All of the amendments in this Update are effective upon issuance of the final Update, except for the use of the issued date for conduit debt obligors. That amendment is effective for interim or annual periods ending after June 15, 2010.  The adoption of this ASU did not have an important impact on the Company’s financial statements.

In March 2010, the FASB issued ASU 2010-11, Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update.  The adoption of  the provisions of ASU 2010-11 did not have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB issued ASU 2010-13, Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.  Earlier application is permitted.  The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In May 2010, the FASB issued ASU 2010-19, Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates.  The amendments in this Update are effective as of the announcement date of March 18, 2010. The adoption of this update did not have a material effect on the financial position, results of operations or cash flows of the Company.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD AND AFFILIATE
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
September 30, 2010 and 2009

NOTE 2 – ACCOUNTS RECEIVABLE

At September 30, 2010 and December 31, 2009, accounts receivable consisted of the following:

	September 30, 2010	December 31, 2009
Accounts receivable	$1,824,855	$9,262,022
Less: allowance for doubtful accounts	-	-
	$1,824,855	$9,262,022

NOTE 3 – INVENTORIES

At September 30, 2010 and December 31, 2009, inventories consisted of the following:

	September 30, 2010	December 31, 2009
Raw materials	$10,838	$18,907
Finished goods	2,160,465	10,144,946
	2,171,303	10,163,853
Less: reserve for obsolete inventory	-	-
	$2,171,303	$10,163,853

NOTE 4 – LOANS RECEIVABLE

At September 30, 2010 and December 31, 2009, loans receivable consisted of non-interest bearing loans to various individuals and companies who have a personal relationship with the Company’s chief executive officer. These loans are unsecured and generally have no specific repayment terms. At September 30, 2010 and December 31, 2009, loans receivable consisted of the following:

	September 30, 2010	December 31, 2009
Er Liquan	$-	$2,340,139
Xu Shaohui	-	6,289,124
Li Honggang	-	7,605,453
Baishan Huiliang Grain & Oil Co. Ltd.	-	292,517
Zhuang Weizhou	5,971,843	1,023,811

Long-term loans receivable	$5,971,843	$17,551,044

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD AND AFFILIATE
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
September 30, 2010 and 2009

NOTE 5 - PROPERTY AND EQUIPMENT

At September 30, 2010 and December 31, 2009, property and equipment consist of the following:

	Useful Life	2010	2009
Office equipment and furniture	5 Years	$19,558	$17,712
Manufacturing equipment	5-10 Years	263,010	213,683
Vehicles	4-10 Years	784,289	800,668
Construction in progress	-	2,887,386	739,338
Building and building improvements	8-20 Years	5,349,461	5,240,628
		9,303,704	7,012,029
Less: accumulated depreciation		(769,672)	(434,014)

		$8,534,032	$6,578,015

In December 2009, the Company’s chief executive officer/shareholder contributed a building and the related improvements to the Company. The building and related improvements were valued at $4,818,094, which represents the Chief executive officer’s historical cost to acquire the building and related improvements.

For the nine months ended September 30, 2010 and 2009, depreciation expense amounted to $320,976 and $93,342,  respectively.

The Company entered into a construction agreement for the construction of a grain storage facility. Future payments under this agreement amounted to approximately $682,000.

NOTE 6 – LAND USE RIGHTS

There is no private ownership of land in China. Land is owned by the government and the government grants land use rights for specified terms.  In 2009, the Company acquired land use rights for approximately $2,165,000 for 123,000 square meters located in Gongzhuling, Jilin, China. The Company is currently being developing this land and constructing a grain storage and logistics center.  The Company’s land use rights have terms that expire in January 2058 through August 2059.  The Company amortizes these land use rights over the term of the respective land use right. The lease agreement does not have any renewal options.

At September 30, 2010 and December 31, 2009, land use rights consist of the following:

	Useful Life	2010	2009
Land use rights	50 years	$2,724,629	$2,470,616
Less: accumulated amortization		(14,605)	(9,737)
		$2,710,024	$2,460,879

Amortization of land use rights attributable to future periods is as follows:

Period ending September 30:
2011	$49,400
2012	49,400
2013	49,400
2014	49,400
2015	49,400
Thereafter	2,463,151
$2,710,024

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD AND AFFILIATE
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
September 30, 2010 and 2009

NOTE 7 – ADVANCES FROM CUSTOMERS

At September 30, 2010 and December 31, 2009, advances from customers consisted of the following:

	2010	2009
Liuzhou Grain Storage Center	$-	$14,593,807
Nanning Grain Storage Center	1,239,343	11,498,906
Gongzhuling Grain Storage Center	31,399	-
Nanning Zhuangmei Feed Company	-	1,061,080
Others	-	2,281

Total	$1,270,742	$27,156,074

NOTE 8 – LOANS PAYABLE

At September 30, 2010 and December 31, 2009, loans payable consisted of the following:

	2010	2009
Loan payable to Jilin Gongzhuling Rural Cooperative Bank, due on October 27, 2012 with annual interest at 80% of the banks base interest rate (7.97% at September 30, 2010 and December 31, 2009) secured by assets of the Company.	$1,492,960	$1,462,587

Loan payable to Jilin Gongzhuling Rural Cooperative Bank Agricultural Credit Union, due and repaid in November 2010 with annual interest at of 7.97% secured by assets of the Company.	1,492,961	-
	2,985,921	1,462,587
Less: current portion on loans payable	(1,492,961)	-
	$1,492,960	$1,492,587

  Future maturities of loans payable are as follows:

Twelve month period ending September 30:
2011	$1,492,961
2012	1,492,960
$2,985,921

Other

During the nine months ended September 30, 2009, pursuant to short-term loan agreements, the Company borrowed approximately $9,390,000 for the purchase of inventory from local growers.  Amounts borrowed under these short-term loan agreements accrued interest at a rate of 5.31% per annum and were repaid during the period. The Company did not borrow funds under such short-term loan agreements during the 2010 period.

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD AND AFFILIATE
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
September 30, 2010 and 2009

NOTE 9 – RELATED PARTY TRANSACTIONS

Due to related party

From time to time, the Company’s chief executive officer advanced funds to the Company for working capital purposes.  These advances are non interest bearing, unsecured and payable on demand.  At September 30, 2010 and December 31, 2009, due to related parties consisted of the following:
	2010	2009
Wei Yushan (majority shareholder and chief executive officer)	$6,212,657	$3,022,290
Total	$6,212,657	$3,022,290

Other

During the nine months ended September 30, 2010, the Company’s chief executive officer/shareholder paid for construction costs on behalf of the Company in the amount of approximately $2,003,040.  These advanced are payable to the Company’s chief executive and is included in due to related party.

NOTE 10 – INCOME TAXES

The Company accounts for income taxes pursuant to the accounting standards that requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  Additionally, the accounting standards require the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets is dependent upon future earnings, if any, of which the timing and amount are uncertain.

In 2009 and 2009, under the Income Tax Laws of PRC, Chinese companies are generally subject to an income tax at an effective rate of 25%, on income reported in the statutory financial statements after appropriate tax adjustments.

The PRC local government has provided various incentives to companies in order to encourage economic development. Such incentives include reduced tax rates and other measures. The Company has been granted an income tax exemption which expires on December 31, 2012 and accordingly, was exempted from substantially all of its income tax in the 2010 and 2009 period.  The estimated tax savings due to the tax exemption for the nine months ended September 30, 2010 and 2009 amounted to approximately $478,000 and $532,000, respectively.

The table below summarizes the reconciliation of the Company’s income tax provision (benefit) computed at the China statutory rate and the actual tax provision:

	Nine Months Ended September 30,
	2010	2009
Income tax provision at China statutory rate of 25%	$478,027	$531,736
Permanent difference - China tax exemption	(478,027)	(531,736)
Total provision for income taxes	$-	$-

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD AND AFFILIATE
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
September 30, 2010 and 2009

NOTE 11  – STATUTORY RESERVES

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (the “PRC GAAP”). Appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the PRC GAAP until the reserve is equal to 50% of the entities’ registered capital or members’ equity. Appropriations to the statutory public welfare fund are at a minimum of 5% of the after tax net income determined in accordance with PRC GAAP. Commencing on January 1, 2006, the new PRC regulations waived the requirement for appropriating retained earnings to a welfare fund. For the nine months ended September 30, 2010, statutory reserve activity is as follows:

Balance – December 31, 2009	342,957
Additional to statutory reserves	-
Balance – September 30, 2010	$342,957

NOTE 12 – MAJOR CUSTOMERS

For the nine months ended September 30, 2010, two customers accounted for 97.8% of the Company’s revenues, respectively. At September 30, 2010, one of these customers accounting for 38.4% of total accounts receivable outstanding. For the nine months ended September 30, 2009, three customers accounted for 88.7% of the Company’s revenues, respectively.

NOTE 13 – SUBSEQUENT EVENTS

The Company evaluates subsequent events for purposes of recognition or disclosure in the financial statements up though the date the financial statements are issued.

Agreement

On January 31, 2011, the Company entered into an agreement with the shareholders of Jilin Defeng Seed Co, Ltd. (“Defeng”) and Defeng, a Chinese limited liability company formed under laws of the PRC on September 29, 2003.  Pursuant to the Agreement, within 12 months after the execution of this Agreement, the Company shall have the option to purchase a 70% equity interest in Defeng through the issuance of additional shares of stock of Defeng, and the shareholders of Defeng will retain a 30% equity interest in Defeng.  Within 12 months after the execution of this Agreement, if the Company exercises its option to purchase the 70% equity interest in Defeng, it shall contribute certain land use right and real property rights related to the land locating at the east of 7th Road of the Linxi Development Zone, the total value of which are approximately 40,000,000 RMB (approximately $5,800,000), and 30,000,000 RMB (approximately $4,400,000) in cash as its investment into Defeng.  The shareholders of Defeng shall use Defeng’s existing fixed assets and intangible assets (including but not limited to Seed Property Rights, Operating Rights and Sales Network), the total value of which are approximately 30,000,000 RMB (approximately $4,400,000) as its investment into Defeng.  The registered capital of Defeng is currently RMB 30,000,000 and the shareholders of Defeng hold 100% equity interest in Defeng. After the Company’s investment into Defeng, the total registered capital of Defeng will be increased up to RMB 100,000,000 (approximately $14,700,000) of which the Company and the shareholders of Defeng shall maintain 70% and 30% respectively.  Defeng is engaged in the production of crossbred corn and the wholesale sale of crop seeds.

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD AND AFFILIATE
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
September 30, 2010 and 2009

NOTE 13 – SUBSEQUENT EVENTS (continued)

In 2009, in accordance with a Seed Purchase Agreement between the Company and Defeng dated on April 5, 2009, the Company was entrusted by Defeng to plant main crop parental seeds. Under such arrangement, Defeng sells parental seeds to the Company at an agreed price; the Company arranges the planting of these seeds in accordance with plans formulated by Defeng and the Company sells all seeds produced to Defeng at an agreed price. Under PRC law, production of main crop parental seeds requires the Seed Production License, which may be obtained by the entity that entrusts the seeds production or the entity that is entrusted to conduct the production. Defeng has one Seed Production License. The Company entered into crop seed production contracts with local farmers. According to these contracts, the local farmers use the rented land to plant seeds and they provide all seeds planted and cultivated to the Company. The Company pays the local farmers a contract fees and provides the local farmers with fertilizer and the parental seeds.